Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS THIRD QUARTER RESULTS

ANNAPOLIS, MD, November 6, 2013 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended September 30, 2013.

HIGHLIGHTS

•	Pro Forma RevPAR: 4.2% increase for comparable 19-hotel portfolio over the same period in 2012 (5.2% increase excluding the W Chicago – Lakeshore).

•	Pro Forma Adjusted Hotel EBITDA Margin: 170 basis point increase for comparable 19-hotel portfolio over the same period in 2012.

•	Financings: Refinanced an existing $130.0 million loan, replacing it with a $92.5 million, seven-year loan at 3.50% and a $93.0 million, 10-year loan at 4.25%.

•	Dividends: Increased third quarter 2013 dividend by 8.3% to $0.26 per common share (4.5% annualized yield based on the closing price of the Trust’s common shares on November 5, 2013).

“We are very pleased with the strong performance of our hotel portfolio during the third quarter,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “Our portfolio exceeded the high end of our outlook with RevPAR growth of 4.2% and hotel margin expansion of 170 basis points.”

Mr. Francis continued, “We are also excited to have started our comprehensive renovation at our W Chicago – Lakeshore in the third quarter, which was earlier than previously anticipated. The renovation, expected to be completed in the second quarter of 2014, will result in an outstanding product and we believe will create significant value for our shareholders. Excluding the W Chicago – Lakeshore, our pro forma RevPAR for the third quarter increased 5.2%.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results for the three and nine months ended September 30, 2013 (in millions, except share and per share amounts):

	Three months ended		Nine months ended
	September 30,		September 30,
	2013(1)	2012(2)	2013(3)	2012(4)

Total revenue	$122.4	$75.9	$308.6	$193.2

Net income available to common shareholders	$16.8	$7.0	$26.5	$15.3
Net income per diluted common share	$0.35	$0.21	$0.56	$0.47

FFO available to common shareholders	$29.0	$14.2	$58.3	$35.6
FFO per diluted common share	$0.61	$0.43	$1.25	$1.10

AFFO available to common shareholders	$29.1	$16.8	$62.6	$38.7
AFFO per diluted common share	$0.61	$0.51	$1.34	$1.20

Corporate EBITDA	$39.8	$22.3	$86.2	$53.8

Adjusted Corporate EBITDA	$39.9	$24.8	$90.6	$56.9

Weighted-average number of common shares outstanding - basic and diluted	47,885,696	32,971,594	46,759,598	32,254,777

(1)	Includes results of operations of 20 hotels for the full period.
(2)	Includes results of operations of 12 hotels for the full period and two hotels for part of the period.
(3)	Includes results of operations of 15 hotels for the full period and five hotels for part of the period.
(4)	Includes results of operations of 11 hotels for the full period and three hotels for part of the period.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons, on a pro forma basis, of occupancy, average daily rate (ADR), room revenue per available room (RevPAR), Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of 19 of the Trust’s 20 hotels owned as of September 30, 2013. The key operating metrics do not include operating results for the Hyatt Place New York Midtown South, as the hotel does not have comparable prior year operating results given it was newly developed in 2013. The following is a summary of the key operating metrics for the three and nine months ended September 30, 2013 (in thousands, except pro forma ADR and pro forma RevPAR):

	Three months ended				Nine months ended
	September 30,				September 30,
	2013	2012	Change		2013	2012	Change
Pro forma occupancy	84.9%	84.7%	20	bps	80.9%	79.6%	130	bps
Pro forma ADR	$203.58	$195.80	4.0%		$193.53	$187.17	3.4%
Pro forma RevPAR	$172.76	$165.83	4.2%		$156.64	$148.94	5.2%

Pro forma Adjusted Hotel EBITDA	$40,732	$37,555	8.5%		$100,408	$90,167	11.4%
Pro forma Adjusted Hotel EBITDA Margin	34.5%	32.8%	170	bps	30.7%	29.0%	170	bps

Funds from operations (FFO), FFO available to common shareholders, Adjusted FFO (AFFO) available to common shareholders, net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

FINANCING ACTIVITY

On July 11, 2013, the Trust completed the refinancing of its $130.0 million term loan secured by the Le Meridien San Francisco and the W Chicago – City Center, which was scheduled to mature on July 8, 2014. The term loan was refinanced with two individual fixed-rate mortgage loans with an aggregate principal amount of $185.5 million. The first new loan is a $92.5 million, seven-year,

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

fixed-rate mortgage loan secured by the Le Meridien San Francisco. The loan carries a fixed interest rate of 3.50% per annum, with principal and interest payments based on a 25-year principal amortization. The second new loan is a $93.0 million, 10-year, fixed-rate mortgage loan secured by the W Chicago – City Center. The loan carries a fixed interest rate of 4.25% per annum, with principal and interest payments based on a 25-year principal amortization. The weighted-average fixed interest rate on the two new mortgage loans with an aggregate principal amount of $185.5 million is 3.88%, which compares favorably to the 4.65% interest rate then in effect on the previous $130.0 million term loan.

CAPITAL MARKETS ACTIVITY

On September 6, 2013, the Trust put in place a continuous at-the-market (ATM) program under which it may issue and sell up to $100.0 million in the aggregate of its common shares. During the third quarter, the Trust issued and sold 157,258 common shares at an average price of $24.23 per share, generating net proceeds of $3.7 million after deducting sales commissions and offering costs. Subsequent to quarter end and through November 6, 2013, the Trust issued and sold 854,800 common shares at an average price of $23.64 per share, generating net proceeds of $20.0 million after deducting sales commissions and offering costs.

DIVIDENDS

On July 15, 2013, the Trust paid dividends in the amounts of $0.24 per share to its common shareholders and $0.484375 per share to its preferred shareholders, both of record as of June 28, 2013. On August 5, 2013, the Trust declared dividends in the amounts of $0.26 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of September 30, 2013. Both dividends were paid on October 15, 2013.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

2013 OUTLOOK

The Trust is updating its 2013 outlook to incorporate its third quarter results and recent operating trends and fundamentals. The revised outlook assumes no additional financing transactions or acquisitions beyond what is described above (in millions, except per share amounts):

Fourth Quarter 2013
	Guidance
	Low	High
Pro forma RevPAR increase over 2012(1)	3.0%	5.0%
Adjusted Hotel EBITDA	$32.2	$34.0
AFFO per diluted share	$0.40	$0.43

Full Year 2013
	Updated Guidance		Previous Guidance
	Low	High	Low	High
Pro forma RevPAR increase over 2012(1)	4.75%	5.25%	5.0%	6.0%
Adjusted Hotel EBITDA	$132.8	$134.5	$132.8	$136.0
AFFO per diluted share	$1.74	$1.77	$1.74	$1.80

(1)	For the comparable 19-hotel portfolio.

“We are adjusting our full year outlook as a result of the negative impact from the government shutdown and greater than expected disruption from the renovation at the 520-room W Chicago – Lakeshore. We view these headwinds as short-term in nature and expect our growth to accelerate in 2014 as the U.S. economy continues to strengthen and hotel fundamentals in our markets remain favorable,” said Mr. Francis.

NON-GAAP FINANCIAL MEASURES

The Trust reports the following eight non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) FFO available to common shareholders, (3) AFFO available to common shareholders, (4) Corporate EBITDA, (5) Adjusted Corporate EBITDA, (6) Hotel EBITDA, (7) Adjusted Hotel EBITDA and (8) Adjusted Hotel EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

FFO available to common shareholders – The Trust reduces FFO for preferred share dividends and dividends declared on and earnings allocated to unvested time-based awards (consistent with adjustments required by GAAP in reporting net income available to common shareholders and related per share amounts). FFO available to common shareholders provides investors another financial measure to evaluate the Trust’s operating performance after taking into account the interests of holders of the Trust’s preferred shares and unvested time-based awards.

AFFO available to common shareholders – The Trust further adjusts FFO available to common shareholders for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that AFFO available to common shareholders provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and liabilities, including ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

CONFERENCE CALL

The Trust will host a conference call on Wednesday, November 6, 2013 at 5:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 76851005. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on November 13, 2013. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 76851005. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 5,932 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing hotels and the Trust’s 2013 outlook. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete acquisitions; the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 6, 2013, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Property and equipment, net	$1,426,171	$1,107,722
Intangible assets, net	38,931	39,382
Cash and cash equivalents	40,756	33,194
Restricted cash	31,526	23,460
Accounts receivable, net	20,096	8,384
Prepaid expenses and other assets	8,368	14,056
Deferred financing costs, net	7,231	6,630

Total assets	$1,573,079	$1,232,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$564,229	$405,208
Accounts payable and accrued expenses	49,199	34,868
Other liabilities	29,760	25,944

Total liabilities	643,188	466,020

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; 5,000,000 shares issued and outstanding ($127,422 liquidation preference)	50	50
Common shares, $.01 par value; 400,000,000 shares authorized; 48,747,147 shares and 39,763,930 shares issued and outstanding, respectively	487	398
Additional paid-in capital	970,998	799,278
Cumulative dividends in excess of net income	(41,556)	(32,089)
Accumulated other comprehensive loss	(88)	(829)

Total shareholders’ equity	929,891	766,808

Total liabilities and shareholders’ equity	$1,573,079	$1,232,828

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUE
Rooms	$95,547	$58,632	$234,037	$148,394
Food and beverage	21,955	14,488	62,180	38,299
Other	4,941	2,740	12,397	6,483

Total revenue	122,443	75,860	308,614	193,176

EXPENSES
Hotel operating expenses:
Rooms	20,861	12,620	54,047	33,297
Food and beverage	17,558	10,368	47,292	27,750
Other direct	2,333	1,357	6,040	3,193
Indirect	38,780	23,640	100,485	63,240

Total hotel operating expenses	79,532	47,985	207,864	127,480
Depreciation and amortization	12,335	7,215	32,012	20,422
Air rights contract amortization	130	130	390	390
Corporate general and administrative	2,936	3,010	9,921	8,606
Hotel acquisition costs	59	2,474	4,195	2,917

Total operating expenses	94,992	60,814	254,382	159,815

Operating income	27,451	15,046	54,232	33,361

Interest income	4	74	247	96
Interest expense	(7,199)	(5,425)	(18,986)	(15,615)
Loss on early extinguishment of debt	(372)	—	(372)	—

Income before income taxes	19,884	9,695	35,121	17,842

Income tax expense	(641)	(662)	(1,331)	(552)

Net income	19,243	9,033	33,790	17,290

Preferred share dividends	(2,422)	(1,991)	(7,266)	(1,991)

Net income available to common shareholders	$16,821	$7,042	$26,524	$15,299

Net income per common share - basic and diluted	$0.35	$0.21	$0.56	$0.47

Weighted-average number of common shares outstanding - basic and diluted	47,885,696	32,971,594	46,759,598	32,254,777

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$33,790	$17,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,012	20,422
Air rights contract amortization	390	390
Deferred financing costs amortization	2,102	1,488
Loss on early extinguishment of debt	372	—
Share-based compensation	3,458	2,348
Other	(155)	(392)
Changes in assets and liabilities:
Accounts receivable, net	(9,628)	(7,177)
Prepaid expenses and other assets	(1,194)	(345)
Accounts payable and accrued expenses	10,467	10,057
Other liabilities	782	19

Net cash provided by operating activities	72,396	44,100

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(331,058)	(184,702)
Deposit on hotel acquisition	—	(2,000)
Receipt of deposit on hotel acquisition	700	—
Improvements and additions to hotels	(19,510)	(17,530)
Repayment of (investment in) hotel construction loan	7,810	(6,478)
Change in restricted cash	(8,066)	(5,160)

Net cash used in investing activities	(350,124)	(215,870)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	169,855	132,756
Proceeds from sale of preferred shares, net of underwriting fees	—	121,062
Payment of offering costs related to sale of common and preferred shares	(406)	(637)
Borrowings under revolving credit facility	105,000	148,000
Repayments under revolving credit facility	(125,000)	(293,000)
Proceeds from issuance of mortgage debt	312,500	95,000
Principal prepayment on mortgage debt	(130,000)	—
Scheduled principal payments on mortgage debt	(3,321)	(1,545)
Payment of deferred financing costs	(3,075)	(1,838)
Payment of dividends to common shareholders	(31,899)	(20,529)
Payment of dividends to preferred shareholders	(7,266)	—
Repurchase of common shares	(1,098)	(621)

Net cash provided by financing activities	285,290	178,648

Net increase in cash	7,562	6,878
Cash and cash equivalents, beginning of period	33,194	20,960

Cash and cash equivalents, end of period	$40,756	$27,838

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$19,243	$9,033	$33,790	$17,290
Add: Depreciation and amortization	12,335	7,215	32,012	20,422

FFO	31,578	16,248	65,802	37,712
Less: Preferred share dividends	(2,422)	(1,991)	(7,266)	(1,991)
Dividends declared on unvested time-based awards	(98)	(34)	(276)	(102)
Undistributed earnings allocated to unvested time-based awards	(33)	—	—	—

FFO available to common shareholders	29,025	14,223	58,260	35,619
Add: Hotel acquisition costs	59	2,474	4,195	2,917
Non-cash amortization(1)	55	60	167	181

AFFO available to common shareholders	$29,139	$16,757	$62,622	$38,717

FFO per common share - basic and diluted	$0.61	$0.43	$1.25	$1.10
AFFO per common share - basic and diluted	$0.61	$0.51	$1.34	$1.20

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$19,243	$9,033	$33,790	$17,290
Add: Depreciation and amortization	12,335	7,215	32,012	20,422
Interest expense	7,199	5,425	18,986	15,615
Loss on early extinguishment of debt	372	—	372	—
Income tax expense	641	662	1,331	552
Less: Interest income	(4)	(74)	(247)	(96)

Corporate EBITDA	39,786	22,261	86,244	53,783
Add: Hotel acquisition costs	59	2,474	4,195	2,917
Non-cash amortization(1)	55	60	167	181

Adjusted Corporate EBITDA	$39,900	$24,795	$90,606	$56,881

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table calculates pro forma Hotel EBITDA, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin for the Trust’s comparable 19-hotel portfolio for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total revenue	$118,115	$114,670	$327,430	$310,519
Less: Total hotel operating expenses	77,309	77,046	226,800	220,143

Hotel EBITDA	40,806	37,624	100,630	90,376
Less: Non-cash amortization(1)	(74)	(69)	(222)	(209)

Adjusted Hotel EBITDA	$40,732	$37,555	$100,408	$90,167

Adjusted Hotel EBITDA Margin	34.5%	32.8%	30.7%	29.0%

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the three months ending December 31, 2013:

	Three Months Ending December 31, 2013
	Low	High
Total revenue	$108,640	$111,140
Less: Total hotel operating expenses	76,340	77,090

Hotel EBITDA	32,300	34,050
Less: Non-cash amortization(1)	(80)	(80)

Adjusted Hotel EBITDA	$32,220	$33,970

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months ending December 31, 2013:

	Three Months Ending December 31, 2013
	Low	High
Net income	$9,530	$10,780
Add: Depreciation and amortization	12,650	12,650

FFO	22,180	23,430
Less: Preferred share dividends	(2,420)	(2,420)
Dividends declared on unvested time-based awards	(80)	(80)
Undistributed earnings allocated to unvested time-based awards	—	—

FFO available to common shareholders	19,680	20,930
Add: Hotel acquisition costs	10	10
Non-cash amortization(1)	50	50

AFFO available to common shareholders	$19,740	$20,990

FFO per common share - basic and diluted	$0.40	$0.43
AFFO per common share - basic and diluted	$0.40	$0.43
Weighted-average number of diluted common shares outstanding	48,886	48,886

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the year ending December 31, 2013:

	Year Ending December 31, 2013
	Low	High
Total revenue	$417,250	$419,750
Less: Total hotel operating expenses	284,200	284,950

Hotel EBITDA	133,050	134,800
Less: Non-cash amortization(1)	(300)	(300)

Adjusted Hotel EBITDA	$132,750	$134,500

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the year ending December 31, 2013:

	Year Ending December 31, 2013
	Low	High
Net income	$43,330	$44,580
Add: Depreciation and amortization	44,660	44,660

FFO	87,990	89,240
Less: Preferred share dividends	(9,690)	(9,690)
Dividends declared on unvested time-based awards	(360)	(360)
Undistributed earnings allocated to unvested time- based awards	—	—

FFO available to common shareholders	77,940	79,190
Add: Hotel acquisition costs	4,200	4,200
Non-cash amortization(1)	220	220

AFFO available to common shareholders	$82,360	$83,610

FFO per common share - basic and diluted	$1.65	$1.67
AFFO per common share - basic and diluted	$1.74	$1.77
Weighted-average number of diluted common shares outstanding	47,296	47,296

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Purchase Price (in millions)	Acquisition Date
1	Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	193	46.00	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7	W Chicago - City Center	Chicago, IL	403	128.80	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10	Hotel Adagio San Francisco, Autograph Collection	San Francisco, CA	171	42.25	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12	Holiday Inn New York City Midtown - 31st Street	New York, NY	122	52.20	December 22, 2011
13	W Chicago - Lakeshore	Chicago, IL	520	126.00	August 21, 2012
14	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	62.00	September 7, 2012
15	The Hotel Minneapolis, Autograph Collection	Minneapolis, MN	222	46.00	October 30, 2012
16	Hyatt Place New York Midtown South	New York, NY	185	76.25	March 14, 2013
17	W New Orleans - French Quarter	New Orleans, LA	97	25.50	March 28, 2013
18	W New Orleans	New Orleans, LA	410	65.00	April 25, 2013
19	Hyatt Fisherman’s Wharf	San Francisco, CA	313	103.50	May 31, 2013
20	Hyatt Santa Barbara	Santa Barbara, CA	200	61.00	June 27, 2013

			5,932	$1,487.25